                                                                     EXHIBIT 4.2

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                         PRINCIPAL AMOUNT
No. R-                                             U.S.$________________
CUSIP:  872287AM9
ISIN: US872287AM91
Common Code No.:   8711461

                            TCI COMMUNICATIONS, INC.

                       6.375% SENIOR NOTE DUE MAY 1, 2003



     TCI COMMUNICATIONS, INC., a Delaware corporation (the "Company"), promises to pay to CEDE & CO., or registered assigns the principal sum of ___________________ UNITED STATES DOLLARS (U.S.$___________) on May 1, 2003 (the
"Stated Maturity") and to pay interest thereon at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year (each, an "Interest Payment Date") and at Stated Maturity, commencing November 1, 1998. Interest on this Note (as defined below) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 6, 1998. If any Interest Payment Date or the Stated Maturity falls on a day that is not a Business Day, the related payment of principal or interest (including any additional amounts) shall be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity, as the case may be. "Business Day" with respect to any place of payment means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such place of payment are authorized or obligated by law to close. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company will pay interest on the principal amount of this Note (except defaulted interest) to the person in whose name this Note is registered on each April 15 and October 15, respectively, preceding each Interest Payment Date and at Stated Maturity, as the case may be. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by its check payable in such money. It may mail an interest check to a holder's registered address.

     Initially, The Bank of New York, as trustee (the "Trustee"), at 101 Barclay Street, New York, New York 10286, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar. The Company has appointed Kredietbank S.A. Luxembourgeoise or its successor as paying agent and transfer agent in Luxembourg (the "Luxembourg Paying/Transfer Agent") with respect to the Notes, and as long as the Notes are listed on the Luxembourg Stock Exchange, the Company shall (i) maintain a paying and transfer agent in Luxembourg and (ii) publish any change in the Luxembourg Paying/Transfer Agent in Luxembourg.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile, under its corporate seal.

Dated:

                                 TCI COMMUNICATIONS, INC.


                                 By:
                                    --------------------------------------
                                                  President


                                 Attest:
                                        ----------------------------------
                                                  Secretary

                                           [TCI Communications, Inc.
                                               Corporate Seal]






CERTIFICATE OF AUTHENTICATION:
The undersigned certifies that this is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.



The Bank of New York, as Trustee



By:
   ------------------------------------------
             Authorized Signatory

                             [REVERSE SIDE OF NOTE]

     1.   Indenture.

     This Note is one of a duly authorized issue of senior debt securities of the Company (the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of February 19, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the United States Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S)77aaa-77bbbb) (the "Act"). The Notes are subject to all such terms, and the holders of Notes are referred to the Indenture and the Act for a statement of them. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. This Note is one of the series designated on the face hereof. The Notes of this series are general unsecured obligations of the Company limited to U.S.$750,000,000 in aggregate principal amount.

     2.   Additional Issues.

     The Company may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue additional notes ranking pari passu with the Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes) and such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

     3.   Payment of Additional Amounts.

     The Company shall, subject to the exceptions and limitation set forth below, pay as additional interest on the Notes, such additional amounts as are necessary in order that the net payment by the Company or a Paying Agent of the principal of and interest on the Notes to a holder that is not a United States person (as defined below), after deduction for any present or future tax, assessment or other governmental charge of the United States, or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

          (1) to any such tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, owner, member or shareholder of the holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

               (a) having a current or former relationship or connection with the United States, or a political subdivision thereof or therein, including, without limitation, being or having been a citizen or resident of, or treated as a resident of, the United States, being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

               (b) being or having been a foreign personal holding company, a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States tax purposes, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax exempt organization;

               (c) being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision; or

               (d) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (2) to any holder that is not the sole beneficial owner of this Note, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to the fiduciary or a member of the partnership would not have been entitled to the payment of an additional amount had the beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

          (3) to any such tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity, form of organization, status as a bank or other financial institution or relationship or connection with the United States, or any political subdivision thereof or therein, of the holder or beneficial owner of this Note, or concerning such holder's or beneficial owner's not being subject to United States withholding or backup withholding, if compliance is required by statue, by regulation, by an applicable tax treaty to which the United States is a party, or by an administrative or judicial interpretation thereof, as a condition to relief or exemption from such tax, assessment or other governmental charge;

          (4) to any such tax, assessment or other governmental charge that is imposed or payable otherwise than by deduction withholding by the Company or a paying agent from the payment;

          (5) to any such tax, assessment or other governmental charge that is imposed or withheld solely by reason of a newly issued or change in law, regulation or treaty, or administrative or judicial interpretation thereof, that becomes effective, or the presentation of this Note for payment, more than 10 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6) to any estate, inheritance, gift, sales, excise, transfer, wealth, franchise, personal property or similar such tax, assessment or other governmental charge;

          (7) to any such tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on this Note, if such payment can be made without such withholding by any other Paying Agent; or

          (8)  in the case of any combination of items (1), (2), (3), (4), (5),
     (6) and (7).

As used herein, (i) the term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction, and (ii) the term "United States person" means any individual who is a citizen or resident, or treated as a resident, of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable United States Treasury regulations), a partnership not created or organized in or under the laws of the United States or of any political subdivision thereof if all of the members of such partnership are United States persons, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the United States Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be a United States person.

     4.   Redemption for Tax Reasons.

     If the Company determines that it has or will become, or receives a written opinion of independent counsel selected by the Company to the effect that there is a substantial possibility that it has or will become obligated to pay additional amounts as described in the preceding paragraph, then the Company may, at its option, redeem, as a whole, but not in part, the Notes on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount together with interest accrued but unpaid thereon to the date fixed for redemption. Except as described in the foregoing sentence, this Note may not be redeemed by the Company prior to maturity. The Notes are not entitled to the benefits of a sinking fund.

     5.   Denominations, Transfer, Exchange.

     The Notes are in registered form without coupons in denominations of U.S.$1,000 and integral multiples of U.S.$1,000. A holder may transfer or exchange the Notes only in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     6.   Persons Deemed Owners.

     The registered holder of a Note may be treated as the owner of it for all purposes.

     7.   Unclaimed Money.

     If money for the payment of principal or interest (including any additional amounts) remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to the money must look to the Company for payment thereof unless otherwise provided by law.

     8.   Amendment, Supplement, Waiver.

     Subject to certain exceptions, the Indenture or the Securities of any series may be amended or supplemented, and any past default or compliance with any provision may be waived insofar as the Securities of any series are concerned, with the consent of the holders of a majority in principal amount of the outstanding Securities of such series. Without the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Securities of any series to cure any ambiguity, defect, or inconsistency or to provide for uncertificated Securities in addition to certificated Securities or to make certain other specified changes or any change that does not materially adversely affect the rights of any Securityholder.

     9.   Successor Corporation.

     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

     10.  Defaults and Remedies.

     An Event of Default is: default for 30 days in payment of any interest (including any additional amounts) on any Note; default in payment of principal on any Note; failure by the Company, for 30 days after receipt of notice from the Trustee or the holders of at least 25% in principal amount of the outstanding Notes, to comply with any of its other agreements in the Indenture (other than an agreement which has expressly been included in the Indenture solely for the benefit of Securities of any series other than the Notes) or the Notes; acceleration of Debt of the Company (including Securities of any other series) representing in excess of five percent (5%) of the aggregate principal amount of the Company's Funded Debt then outstanding unless, within 30 days after receipt of notice by the Company from the Trustee or the holders of at least 25% in principal amount of the outstanding Notes, such acceleration has been rescinded or annulled, such Debt has been paid or the Company shall have contested such acceleration in good faith and by appropriate proceedings and have obtained and thereafter maintained a stay of all consequences thereof that would have a material adverse effect on the Company; and certain events of bankruptcy or insolvency. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and accrued interest (including any additional amounts) on the Notes may be declared or may become due and payable in the manner and with the effect provided in the Indenture. In the event of a declaration of acceleration under the Indenture with respect to the Notes because an Event of Default has occurred due to the acceleration of Debt of the Company representing in excess of five percent (5%) of the aggregate principal amount of the Company's Funded Debt, such declaration of acceleration under the Indenture shall be automatically annulled if (a) as a result of the contest by the Company in appropriate proceedings of the acceleration of such Debt such acceleration is declared void ab initio, or (b) within 90 days of the declaration of acceleration under the Indenture the declaration of acceleration of such Debt has been rescinded or annulled in any manner authorized by the mortgage, indenture or instrument evidencing or creating such Debt and, in the case of this clause (b), the annulment of the declaration of acceleration under the Indenture would not conflict with any judgment or decree, and, in either case, all other existing Events of Default (other than the non-payment of the principal of and accrued interest, if any, on Securities of any series that have become due solely by such acceleration) with respect to the Notes have been cured or waived. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal, premium, if any, or interest (including any additional amounts) or other amounts due) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

     11.  Trustee Dealings with Company.

     The Trustee in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     12.  No Recourse Against Others.

     A director, officer, employee, or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

     13.  Authentication.

     This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

     14.  Governing Law.

     The Notes and the Indenture are governed by, and are to be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

     15.  Abbreviations.

     Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may be used though not in the above list.

          The Company will furnish to any holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Bernard
W. Schotters, Executive Vice President and Treasurer, TCI Communications, Inc., 5619 DTC Parkway, Englewood, Colorado 80111-3000.

                                ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Note to

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              (Insert assignee's social security or tax ID number)

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             (Print or type assignee's name, address, and zip code)

and irrevocably appoint


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agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

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Dated:                                Your signature:
      ---------------------------                    ---------------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Note)

                                      Signature Guarantee:
                                                          ---------------------